UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2021

VALOR LATITUDE ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40322	98-1578908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 309, Ugland House Grand Cayman	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 973-290-2331

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	VLAT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	VLATW	Nasdaq Capital Market
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	VLATU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K filed by Valor Latitude Acquisition Corp. (the “Company”) on May 6, 2021 (the “Initial Form 8-K”), the Company consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $200,000,000.

In connection with the IPO, the underwriters were granted an option to purchase up to 3,000,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). As previously reported on a Current Report on Form 8-K filed by the Company on May 12, 2021 (the “Subsequent Form 8-K”), on May 7, 2021, the underwriters fully exercised the Over-allotment Option and, on May 11, 2021, the underwriters purchased 3,000,000 units (the “Option Units”) generating net proceeds to the Company of approximately $29,400,000 in the aggregate after deducting the underwriter discount (the “Option Unit Proceeds”).

As previously reported in the Initial Form 8-K, substantially concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 4,000,000 warrants (the “Private Placement Warrants”) to Valor Latitude LLC (the “Sponsor”) and Phoenix SPAC Holdco LLC (“Phoenix”) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $6,000,000. As previously reported in the Subsequent Form 8-K, simultaneously with the issuance and sale of the Option Units, the Company consummated the private placement with the Sponsor and Phoenix of an aggregate of 400,000 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $600,000 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”).

The Proceeds were placed in a U.S.-based trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. An audited balance sheet as of May 6, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement on May 6, 2021, but not the proceeds from the sale of the Option Units or the Additional Private Placement Warrants on May 11, 2021, had been prepared by the Company and previously filed as an exhibit to the Subsequent Form 8-K. The Company’s unaudited pro-forma balance sheet reflecting receipt of the proceeds from the sale of the Option Units and the Additional Private Placement Warrants on the same day is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Pro-Forma Balance Sheet, as of May 6, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021

VALOR LATITUDE ACQUISITION CORP.

By:	/s/ J. Douglas Smith
J. Douglas Smith
Chief Financial Officer